As filed with the Securities and Exchange Commission on June 10, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LaCrosse Footwear, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1446816
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

18550 NE Riverside Parkway, Portland, Oregon 97230
(Address of principal executive offices, including zip code)

LaCrosse Footwear, Inc.
2001 Stock Incentive Plan, as Amended

LaCrosse Footwear, Inc.
2001 Non-Employee Director Stock Option Plan, as Amended
(Full title of the plan)

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 23.1

LaCrosse Footwear, Inc.
18550 NE Riverside Parkway
Portland, Oregon 97230
503-766-1010

(Name, address and telephone number of agent for service)

With a copy to:
Bruce A. Robertson
Garvey Schubert Barer
1191 Second Avenue, 18th Floor
Seattle, Washington 98101-2939

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum	Amount of
Title of each class of securities	Amount to be	maximum offering	aggregate offering	registration
to be registered	registered (1)	price per share (2)	price (2)	fee (2)

Common Stock	350,000 shares	$9.92	$3,472,000	$408.65

(1) This registration statement covers 300,000 shares of LaCrosse Footwear, Inc. (“LaCrosse” or the “Company”) common stock, together with associated rights, that may be offered or sold pursuant to the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan, as amended (the “Stock Plan”), along with 50,000 shares of the Company’s common stock, together with associated rights, that may be offered or sold pursuant to the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as amended (the “Director Plan,” and together with the Stock Plan, the “Plans”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate number of shares of common stock that may be offered or issued as a result of the anti-dilution provisions of the Plans.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of shares of the Company’s common stock on June 8th, 2005, as reported on the NASDAQ National Market System (which were $9.75 and $10.09 respectively).

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REGISTRATION OF ADDITIONAL SECURITIES

     The registrant is filing this registration statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 300,000 additional shares of common stock for issuance pursuant to the exercise of options granted under the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan, as amended, and 50,000 additional shares of common stock for issuance pursuant to the exercise of options granted under the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as amended. The contents of the original registration statement on Form S-8 filed with the Securities and Exchange Commission on June 12, 2003 in connection with such plans (Registration No. 333-106067) are incorporated herein by reference.

EXHIBITS

Exhibit No.	Description

5	Opinion of Counsel
10.1	LaCrosse Footwear, Inc. 2001 Stock Incentive Plan, as amended (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2005)
10.2	LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as amended (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2005)
10.3	Form of Employee Non-Statutory Stock Option Agreement
10.4	Form of Director Non-Statutory Stock Option Agreement
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (included in opinion of counsel filed as Exhibit 5 herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on June 10, 2005.

Registrant: LACROSSE FOOTWEAR, INC.

By:	/s/ Joseph P. Schneider

Joseph P. Schneider President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of June 2005.

Name		Title

By:	/s/ Joseph P. Schneider	President, Chief Executive Officer (Principal

	Joseph P. Schneider	Executive Officer) and Director

By:	/s/ David P. Carlson	Executive Vice President and Chief Financial

	David P. Carlson	Officer (Principal Financial and Accounting
Officer)

By:	/s/ Richard A. Rosenthal	Chairman of the Board, Director

Richard A. Rosenthal

By:	/s/ Stephen F. Loughlin	Director

Stephen F. Loughlin

By:	/s/ Luke E. Sims	Director

Luke E. Sims

By:	/s/ Charles W. Smith	Director

Charles W. Smith

By:	/s/ John D. Whitcombe	Director

John D. Whitcombe

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EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Counsel
10.1	LaCrosse Footwear, Inc. 2001 Stock Incentive Plan, as amended (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2005)
10.2	LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as amended (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2005)
10.3	Form of Employee Non-Statutory Stock Option Agreement
10.4	Form of Director Non-Statutory Stock Option Agreement
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (included in opinion of counsel filed as Exhibit 5 herewith)

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